Exhibit 10.2

PRESBIA PLC

AMENDMENT NO. 1 TO

PRESBIA PLC INCENTIVE PLAN

The Presbia PLC Incentive Plan (the “Plan”) is hereby amended by the Board of Directors, subject to approval of shareholders of Presbia

PLC, as follows:

1. Section 3.2 of the Plan is hereby amended to increase the total number of Ordinary Shares available for issuance under the Plan by 400,000 shares and to limit the number of options and share appreciation rights that may be granted to any employee in any fiscal year, such that Section 3.2 of the Plan, as so amended, shall read in its entirety as follows:

3.2 Shares Reserved Under Plan.  Subject to adjustment as provided in Section 9.3, the total number of Ordinary Shares which may be issued pursuant to Awards granted under the Plan shall not exceed 2,200,000 shares (all of which may be issued pursuant to the exercise of Incentive Stock Options). Such shares may be authorized but unissued Ordinary Shares or, to the extent permitted by applicable law, authorized and issued Ordinary Shares held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any share certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Ordinary Shares or Ordinary Shares are withheld from any Award (other than restricted shares) to satisfy a Grantee’s tax withholding obligations, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares withheld shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any Ordinary Shares delivered by the Company, any Ordinary Shares with respect to which Awards are made by the Company and any Ordinary Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Shares or other Awards with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Shares or other Awards shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. Subject to adjustment as provided in Section 9.3, no Employee may be granted Options or share appreciation rights in any one fiscal year of the Company with respect to more than 400,000 Ordinary Shares each.

2. In order to permit grants of performance-based Awards in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, Article X is hereby added to the Plan, to read in its entirety as follows:

Article X

10.1 Grant.  The Committee, in its discretion, may grant Awards that are intended to be exempt from the deduction limitation under Section 162(m) of the Code by virtue of the exception for “qualified performance-based compensation” under Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards must comply with the additional requirements set forth in this Article X, which shall control over any other provision that pertains to such Award.

10.2 Performance Measures.

(a) Each Section 162(m) Award shall be contingent on the attainment of one or more pre-established, objective performance goals based on one or more Performance Measures (“Performance Goals”). Further,

at the discretion of the Committee, a Section 162(m) Award may be subject to goals and restrictions in addition to the attainment of Performance Goals.

(b) “Performance Measures” are one or more measures of performance based on one or more of the following criteria, or a combination of any of the following criteria, as determined by the Committee: (i) net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share (including, but not limited to, growth in diluted earnings per share from continuing operations); (iv) net sales (including, but not limited to, net sales growth); (v) gross profits or net operating profit; (vi) return on assets, return on equity, return on capital or return on sales; (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) Ordinary Share price (including, but not limited to, growth measures), (xii) total stockholder return; (xiii) expense targets; (xiv) gross or operating margins, earnings before or after taxes, interest, depreciation, and/or amortization margins; (xv) operating efficiency; (xvi) customer satisfaction or increase in the number of customers; (xvii) division working capital turnover; (xviii) strategic business or operational criteria consisting of one or more objectives based on meeting specified goals relating to (A) acquisitions or divestitures, (B) business expansion, (C) cost targets, (D) diversity and inclusion, (E) efficiency, (F) management of employment practices and employee benefits, (G) market penetration, (H) product quality and quality audit scores, (I) reductions in errors and omissions, (J) reductions in lost business, (K) supervision of litigation and information technology, or (L) sustainability; (xix) market share; (xx) cost reductions; (xxi) working capital targets; (xxii) sales backlog; (xxiii) net debt and (xxiv) economic value added. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; asset write-downs; effects of changes in tax laws, accounting principles or other laws or provisions; effects of currency fluctuations; effects of industry volumes, customer mix or customer tooling payments and receipts; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for reorganizations and restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and divestiture expenses; effects of litigation or claim judgments or settlements and effects of acquisitions and divestitures (collectively, “Unusual or Non-Recurring Items”). Performance Goals may be (i) used to measure the performance of the Company and/or any of its Subsidiaries as a whole, any business unit thereof, or any combination thereof (ii) absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and (iii) expressed in terms of a progression within a specified range.

(c) To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals with respect to a Section 162(m) Award, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Measures in recognition of any Unusual or Non-Recurring Item(s) affecting the Company or any Subsidiary.

(d) For each Section 162(m) Award, the Committee shall (i) select the Employee who shall be eligible to receive a Section 162(m) Award, (ii) determine the Performance Goals, (iii) determine the applicable period of service to which the Performance Goals relate (the “Performance Period”), and (iv) determine, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Employee if the Performance Goal is obtained. The Committee shall make the foregoing determinations prior to the commencement of the Performance Period applicable to an Award (or within the permissible time period established under Section 162(m) of the Code) and while the outcome of the Performance Goals is substantially uncertain.

10.3 Certification of Attainment of Performance Goals; Negative Discretion.

(a) After each Performance Period, but in all cases prior to payment or settlement of a Section 162(m) Award, the Committee shall certify in writing (which may include the written minutes for any meeting of the Committee) that the Performance Goals and all other material terms applicable to a Section 162(m) Award were in fact satisfied. At the time of such certification, the Committee shall also determine the amount of compensation payable to the Employee as a result of the attainment of such Performance Goals. The Committee shall have no discretion to waive all or part of the Performance Goals applicable to the receipt of full or partial payment of a Section 162(m) Award, except in the case of a Change of Control or the death or disability of an Employee.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Section 162(m) Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Company, a Subsidiary or an Employee relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

10.4 Individual Participant Limitations.  Subject to adjustment as provided in Section 4.2, with respect to Section 162(m) Awards intended to be exempt from the deduction limitation under Code Section 162(m), no Employee may be granted in any one fiscal year of the Company (a) Restricted Shares or restricted share units with respect to more than 400,000 Ordinary Shares each; and (b) performance shares, performance share units or other share-based Awards that are denominated in Ordinary Shares with respect to more than 400,000 Ordinary Shares each. The maximum dollar value payable to any Employee in any one fiscal year of the Company with respect to performance shares, performance share units or other share- or cash-based Awards that may be settled in cash or other property (other than Ordinary Shares) is $1,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations. The limitations in this Section 10.4 shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

ADOPTED BY BOARD OF DIRECTORS: June 15, 2016

ADOPTED BY SHAREHOLDERS: August 4, 2016